Exhibit 99.2
Q1 2009 Financial Results Conference Call April 30, 2009

2 Welcome Randy Battat, President & CEO Jeff Glidden, Vice President & CFO

3 Forward Looking Statements This presentation contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "predict," "potential," "pipeline", or "continue" or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements. Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in our Form 10K filed on February 24, 2009 with the SEC and our subsequent filings with the SEC. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement you see or hear during this presentation reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise. Reconciliations to generally accepted accounting principles (GAAP) for non-GAAP financial measures included in this presentation can be found in this presentation as posted on our website at www.airvana.com.

4 Q1 2009 Results* Financial Performance Invoiced shipments $34.2M* New FMC products represented 5%- 10% of Billings Operating Profit on Billings $6.2M* (18%) Cash & Investments of $198M * Q1 2009 pro forma results are adjusted to include $14.6 million of shipments that were unbilled when Nortel filed for bankruptcy protection on January 14, 2009. These amounts will be accounted for on a cash basis if and when collected, and will be excluded from accounts receivable and deferred revenue, until collected or collectability is determined. $ in Millions

EV-DO Products: Market Update VzW Q1 2009 Data Service Revenues $3.6B, up 37% YoY 5 Source: AT&T and Verizon Quarterly Earnings Reports AT&T Q1 2009 Data Services Revenues $3.2B, up 39% YoY

EV-DO Products Update Nortel Bankruptcy Nortel's carrier business segment is a major source of Nortel's profits (reported $867M in profit on $4.3B in revenues for 2008) Cash payments to Airvana resumed in March Solid demand for new products and software updates for delivery to Nortel's CDMA customers Q1 Shipments primarily driven by Coverage for new deployments and expansion of existing deployments (North America & China) Capacity expansion 2nd carriers deployed in as much as 1/3 of the base stations of some leading operators Continued Radio Network Controller growth 6

EV-DO Products: Outlook Expect Q2 Billings to be higher than Q1 Expect 1st half pro forma Billings to be higher than the 1st half Billings of prior year Expect full year pro forma Billings to be higher than Billings of the prior year Next major software release expected to be deployed late Q2 / early Q3 (plan on Q3 revenue recognition event) 7 Macro Radio Access Network Operator Core Network AirVista(tm) Element Management System IP-RN Series Base Stations IP-RNC Radio Network Controller

HubBub(tm) Femtocells 8 Market Update Many leading operators around the world have active femtocell programs CDMA operators appear to be moving faster than UMTS operators Japan and North America moving faster than Europe Femtocell products and services represented 5%- 10% of Billings in Q1 Shipments of prototype equipment Engineering services to develop features requested by certain operators

Airvana Femtocell Integration & Distribution Partners 9 CORE INFRASTRUCTURE CONSUMER DEVICES Internet Operator Core Network Femtocell Service Manager Universal Access Gateway (UAG) Femtocell Access Point (FAP)

Femto Products: Outlook CDMA and UMTS femtocell products on track for general availability 2H 2009 Solid pipeline for new equipment vendor partnerships and operator deployments Expect femtocell products to represent 5%-10% of Billings in Q2 and 1st half 2009 10%-20% for full year 2009 10

11 Q1 2009 Financial Results Jeff Glidden, Vice President & CFO

Q1 2009 Results* Q1 2009 Results* Invoiced shipments $34.2M (including $14.6M of pre-bankruptcy Nortel invoices) Pro forma operating profit on Billings $6.2M Purchased 947,530 AIRV shares - $5.2M (average of $5.47 per share) Cash & investments decreased by $30M to $198M 12 * Q1 2009 pro forma results are adjusted to include $14.6 million of pre-bankruptcy invoices to Nortel that are subject to collection in the bankruptcy process. Nortel filed for bankruptcy protection on January 14, 2009. 12

13 Q1 2009 Financial Results

14 % of Billings 2005 2006 2007 2008* Long-Term Model ** Gross Margin 71% 91% 94% 91% 65% - 75% Operating Expenses Research and Development 27% 39% 54% 51% 30% - 40% Sales and Marketing 3 5 8 10 9% - 11% General and Admin 3 4 5 6 5% - 6% In-process R & D 2 Total Operating Expenses 33 48 69 67 45% - 55% Op Income on Billings 39% 43% 25% 23% 20% - 25% Long-Term Financial Operating Model Notes: * FY 2008 pro forma results are adjusted to include $21.8 million of invoices to Nortel that were outstanding when Nortel filed for bankruptcy protection on January 14, 2009. ** Over 3 - 5 years reflecting anticipated mix of software and hardware products. Non-GAAP

15 Strong Balance Sheet & Cash Flow Cash & investments $228 $198 3/29/09 12/28/08 Debt 0 0 ($M except per share data) Total assets $257 $250 Fully diluted shares 68.7 62.7 Cash flow from operations $13 $(24) Cash & investments per share $3.26 $3.17 Announced Stock Repurchase Programs July 2008 Stock Repurchase Program, up to $20M - Repurchased 3.7M shares for $18.5M since July 2008 February 2009 second Stock Repurchase Program, up to an additional $20M

16 Airvana Outlook 1H 2009 Shipments of EV-DO and FMC greater than 1H 2008 1H 2009 Invoiced Shipments $68M to $70M vs. $64M 1H 2008 Q2 2009 GAAP revenue in the range of $3M to $5M Billings in the range of $34M to $36M Operating cash flow positive

Summary Opportunities Growth of wireless data services driving capacity deployments Developing femtocell (CDMA & UMTS) market & services Strong & fundamental technology position Key marketing & technology partnerships Strong financial position 17